UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 7, 2013

BOSTON SCIENTIFIC CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-11083	04-2695240
(State or other	(Commission	(IRS employer
jurisdiction of	file number)	identification no.)
incorporation)

One Boston Scientific Place, Natick, Massachusetts	01760-1537
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (508) 650-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.                               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

(a)    Boston Scientific Corporation (the “Company”)  held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”) on May 7, 2013 at its Corporate Headquarters located in Natick, Massachusetts.

(b)    The final voting results on each of the matters submitted to a vote of stockholders at the Annual Meeting are set forth below.

(1)                                 The following nominees were elected to the Company’s Board of Directors for a one-year term to hold office until the Company’s 2014 Annual Meeting of Stockholders and until their successors have been elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
Katharine T. Bartlett	1,040,201,690	20,999,930	81,832,017
Bruce L. Byrnes	1,055,152,709	6,048,911	81,832,017
Nelda J. Connors	1,055,602,385	5,599,235	81,832,017
Kristina M. Johnson	1,042,573,244	18,628,376	81,832,017
Michael F. Mahoney	1,051,227,335	9,974,285	81,832,017
Ernest Mario	915,528,087	145,673,533	81,832,017
N.J. Nicholas, Jr.	1,032,421,589	28,780,031	81,832,017
Pete M. Nicholas	1,007,200,286	54,001,334	81,832,017
Uwe E. Reinhardt	1,052,754,004	8,447,616	81,832,017
John E. Sununu	1,055,279,895	5,921,725	81,832,017

(2)                                 The advisory vote on the compensation for the Company’s “Named Executive Officers” as disclosed in the Company’s proxy statement for the Annual Meeting was approved.

For	Against	Abstain	Broker Non-Votes
984,903,344	69,825,914	6,472,362	81,832,017

(3)                                 The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year was ratified.

For	Against	Abstain	Broker Non-Votes
1,121,712,675	13,594,702	7,726,260	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON SCIENTIFIC CORPORATION

Date: May 9, 2013	By:	/s/ Vance R. Brown
Vance R. Brown
Vice President and Chief Corporate Counsel